   As filed with the Securities and Exchange Commission on November 27, 2000.
                                                        Registration No. 333-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 --------------

                             EPL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         COLORADO                                        84-0990658
---------------------------                 ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

2 INTERNATIONAL PLAZA, SUITE 245
PHILADELPHIA, PENNSYLVANIA                                  19113
--------------------------------            ------------------------------------
(Address of principal executive offices)                  (Zip Code)


                EPL TECHNOLOGIES, INC. 1998 STOCK INCENTIVE PLAN,
                 AS AMENDED AND RESTATED AND WARRANT AGREEMENTS
                 ----------------------------------------------
                            (Full title of the plan)

                               MR. PAUL L. DEVINE
                 PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        2 INTERNATIONAL PLAZA, SUITE 245
                        PHILADELPHIA, PENNSYLVANIA 19113
                     (Name and address of agent for service)

                                 (610) 521-4400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              MICHAEL S. LEO, ESQ.
                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                        125 WEST 55TH STREET, 11TH FLOOR
                          NEW YORK, NEW YORK 10019-5369
                                 (212) 649-4700

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------- -------------------- ----------------- -------------------
                                                                 PROPOSED           PROPOSED
                                               AMOUNT        MAXIMUM OFFERING        MAXIMUM           AMOUNT OF
           TITLE OF SECURITIES                  TO BE              PRICE            AGGREGATE         REGISTRATION
            TO BE REGISTERED                 REGISTERED          PER SHARE        OFFERING PRICE          FEE
------------------------------------------ ---------------- -------------------- ----------------- -------------------
Common Stock(1) $.001 par value per share      850,000           $.625(2)          $  531,250(2)         $140.25(2)
------------------------------------------ ---------------- -------------------- ----------------- -------------------
Common Stock(4) $.001 par value per share    1,610,000           $1.28(3)          $2,060,800(3)         $544.05(3)
------------------------------------------ ---------------- -------------------- ----------------- -------------------

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the EPL Technologies, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Plan").

         (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq SmallCap Market System on November 20, 2000.

         (3) Estimated in accordance with Rule 457(h) solely for the purposes of calculating the registration fee. The Warrants have exercise prices ranging from $.51 to $3.00, with an average exercise price of $1.28.

         (4) Shares of Common Stock registered for sale upon exercise of outstanding warrant agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by EPL Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K/A (File No. 0-28444) filed April 25, 2000 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the Company's Quarterly Report on Form 10-Q (File No. 001-15333) filed May 15, 2000 under the Exchange Act; the Company's Current Report on Form 8-K (File No. 333-42185) filed April 20, 2000 under the Exchange Act; the Company's Quarterly Report on Form 10-Q/A (File No. 001-15333) filed August 17, 2000 under the Exchange Act; the Company's Current Report on Form 8-K (File No. 333-42185) filed April 20, 2000 under the Exchange Act; the Company's Quarterly Report on Form 10-Q (File No. 001-15333) filed November 14, 2000 under the Exchange Act; and the Company's Notice of Annual Meeting and Proxy Statement (File No. 000-28444) filed July 15, 1999 under the Exchange Act (the "Proxy Statement");

         (2) The description of the Company's common stock, $.001 par value per share (the "Common Stock"), contained in the Company's Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-46397) filed May 4, 1998 under the Exchange Act; and

         (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Article 109 of the Colorado Business Corporation Act, as amended (the "CBCA"), the Company has the power to indemnify directors and officers under prescribed circumstances and subject to




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


certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Article V.F. of the Company's Amended and Restated Articles of Incorporation, as amended, and Article VI of the Company's Bylaws, as amended, provide that the Company shall indemnify directors and officers of the Company against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any proceeding (as defined, which includes any threatened proceeding) by reason of the fact that he or she is or was a director or officer of the Company or is otherwise the subject of any such proceeding by reason of that person's relationship with the Company, to the fullest extent authorized by the CBCA, if the person conducted the activities in question in good faith, reasonably believed that the conduct was in the Company's best interests or was not opposed to the Company's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VI of the Bylaws, as amended, further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the Bylaws, as amended. The Company has directors' and officers' liability insurance.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


Exhibit No.                               Description
-----------                               -----------
4.1           EPL Technologies, Inc. 1998 Stock Incentive Plan, as amended and restated.

4.2 The Company's Amended and Restated Articles of Incorporation, as amended to date, in effect as of the date of this Registration
              Statement (incorporated by reference to Exhibit 3.1 to the Company's
              Quarterly Report on Form 10-Q (File No. 0-28444), filed
              November 14, 1997).

4.3           Amended and Restated By-Laws of the Company, as amended to date
              (incorporated by reference to Exhibit 3.2 to the Company's
              Quarterly Report on Form 10-Q (File No. 0-28444), filed
              November 14, 1997).

4.4 Form of Warrant Agreement entered into between the Company and each of the following individuals:

                                         Peter W. Adolph
                                           John Bendall
                                          Joseph Cherry
                                        Philip Hudson, Sr.
                                           Joseph Huerd
                                          John P. Kehoe
                                        Antony E. Kendall
                                         Garrett Rajkovich
                                          Arthur Reynolds
                                        William J. Schalleur
                                           Jay Shrager
                                       Lawrence S. Zaslow


Exhibit No.                               Description
-----------                               -----------
4.5           Form of Warrant Agreement entered into between the Company and each of the following individuals:

                                          Peter W. Adolph
                                        Philip Hudson, Sr.
                                         Marc E. Komorsky
                                          Robert Mattei
                                        Lawrence S. Zaslow.

5.1           Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
              (included in Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.































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


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 27th day of November 2000.

                             EPL TECHNOLOGIES, INC.

                             By:
                                -----------------------------------------
                                Paul L. Devine
                                President, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----
                                         President, Chairman and Chief          November 27, 2000
---------------------------------        Executive Officer
Paul L. Devine                           (Principal Executive Officer)


                                         Principal Financial and                November 27, 2000
---------------------------------        Accounting Officer
Timothy B. Owen


---------------------------------        Director                               November 27, 2000
Adolph S. Clausi


---------------------------------        Director                               November 27, 2000
W. Ward Carey


---------------------------------        Director                               November 27, 2000
Richard Harris



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


                                  EXHIBIT INDEX

  NO.                   DESCRIPTION                               METHOD OF FILING

  4.1          EPL Technologies, Inc. 1998 Stock         Filed with this Registration Statement.
               Incentive Plan, as amended and restated

  4.2          Amended and Restated Articles of          Filed by reference to Exhibit 3.1 to the
               Incorporation, as amended to date         Company's Quarterly Report on Form 10-Q
                                                         (File No.0-28444) filed November 14, 1997.

  4.3          Amended and Restated By-Laws, as          Filed by reference to Exhibit 3.2 to the
               amended to date                           Company's Quarterly Report on Form 10-Q
                                                         (File No. 0-28444) filed November 14, 1997.

  4.4          Form of Warrant Agreement entered into    Filed with this Registration Agreement.
               between the Company and each of the
               following individuals:

                          Peter W. Adolph
                            John Bendall
                           Joseph Cherry
                         Philip Hudson, Sr.
                           Joseph Huerd
                           John P. Kehoe
                         Antony E. Kendall
                          Garrett Rajkovich
                           Arthur Reynolds
                        William J. Schalleur
                            Jay Shrager
                          Lawrence S. Zaslow

  4.5          Form of Warrant Agreement entered into    Filed with this Registration Agreement.
               between the Company and each of the
               following individuals:

                           Peter W. Adolph
                          Philip Hudson, Sr.
                           Marc E. Komorsky
                            Robert Mattei
                         Lawrence S. Zaslow.

  5.1          Opinion of Gibbons, Del Deo, Dolan,       Filed with this Registration Statement.
               Griffinger & Vecchione, P.C.

  23.1         Consent of Deloitte & Touche LLP          Filed with this Registration Statement.

  23.2         Consent of Gibbons, Del Deo, Dolan,       Included in Exhibit 5.1.
               Griffinger & Vecchione, P.C.




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